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                                                                  EXHIBIT 10.79

RAYMOND E. HARTFIELD


QUOTATION FOR SERVICES  (HEARTSOFT, INC.)
_______________________________________________________________________________

DELIVERABLES:

1. Extensive research relative to the market, competition, channels of distribution, technology validation, patent verification, etc. (7-10 days)
2. Executive Summary specifically prepared as first article of review by potential funding sources. (3 days)
3. A one-page summary of the proposition and highlights of the proposal. (1 day)
4. Complete Business Plan that expresses all elements of the proposed business proposition with financials that indicate return on investment. (14 days)
5. PowerPoint presentation designed to be used in connection with forums set up with potential funding sources. This presentation will be professionally developed in two formats 1) 10-minute version that presents the essentials and the need for capital, and 2) 20-minute version that discusses the business and the deal in more detail. (7-10 days)
6. Provide the necessary material to at least 5 funding sources (venture capitalists/angel investors with whom I have previous experience and knowledge) with the intent of surviving their screening process and secure a forum for presentation. (30 to 60 days...as required)*

Throughout this process the current leadership team and interested stakeholders will have visibility of the information and work in progress in an effort to create consensus for what will be proposed as the "go forward" strategy.

This effort will leverage heavily some of the current resources within Heartsoft, Inc. to assist in the development of financials, product roadmaps, marketing strategies, and channels of distribution. I will leverage my market contacts as much as I professionally can without creating project costs.



* Venture Capitalists and Angel Investors many times have their own cycles in which they consider deals. These cycles are sometimes every other month, quarterly, or semi-annually. We will have to hit their cycles as best we can when the documentation is completed and ready for review. We should consider presenting the completed message and material to the current Heartsoft, Inc. stockholders at the appropriate time.

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QUOTATION FOR SERVICES (Heartsoft, Inc.)
Page 2 (continued)
_______________________________________________________________________________

REQUIREMENTS:

I must officially sign a Non-Disclosure Agreement with Heartsoft, Inc. I must have the ability to execute a Non-Disclosure Agreement to anyone from whom I need information to complete my work. Keep in mind that potential funding candidates (Venture Capitalists and Angel Investors) typically do not sign Non-Disclosure Agreements. Hence, the Executive Summary is developed as the first article of review and not the complete Business Plan.

I will need access to ALL documentation relative to the technology in Internet Safari. I need some status information from the Patent Attorney: How many office actions have there been? Specifically, what office actions have there been? How long has the Patent Attorney been practicing? Perhaps a CV of the Patent Attorney would be in order.

I will need office and home contact information for the leadership team at Heartsoft, Inc. I will need the ability to communicate with the members of the leadership team Monday through Saturday (8:30 a.m. to 9:30 p.m.). I do not need flawless or continuous communication ability, but merely permission to contact by phone or email (if available) and leave a voice or written message (if possible). All participants of the leadership team will have visibility of the material being constructed. They will have ample opportunity for input during the information gathering phase, the draft review phase, the dress rehearsal presentation/review, and post presentation reviews.

All documentation and material will be developed in Microsoft Binder, Microsoft Word and/or Microsoft Word Art. All presentation material will be developed in PowerPoint. All financial spreadsheets will be prepared and presented in Microsoft Excel. All material and documentation developed shall be delivered to Heartsoft, Inc. on one or more floppy disks every two weeks during this effort. Heartsoft, Inc. may secure a copy of incrementally developed material upon demand at any time between scheduled deliveries.

While trips to and from Broken Arrow, Oklahoma (home office) will be limited to control expenses. All travel and direct expenses related to the execution of this project shall be the responsibility of Heartsoft, Inc. All such expenses will be communicated to and approved by Heartsoft, Inc. authorized management prior to being incurred. Written (email or otherwise) prior approval is preferred, however verbal may be used on an exception basis to avoid additional expenses due to booking deadlines, etc.

All invoices will be presented in advance and are due net 30 days. Mutually agreed upon payment schedule may be established based on milestones.

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QUOTATION FOR SERVICES (Heartsoft, Inc.)
Page 3 (continued)
_______________________________________________________________________________

COSTS:

Patent Verification:                5-6 hours      $        Gordon Matthews
Market Research Information:                       $        Various Sources
New Company Valuation:                             $        Certified Valuator
Technical Consulting (New Products)                $        Outside Talent
Preparation of Required Material                   $        Raymond Hartfield
                                                   ----------------------------
                                                   $

Projected Expenses (Travel, etc.)                  $
                                                   ----------------------------
Total Cost for Program                             $



By affixing signatures below the undersigned do hereby accept and agree to the deliverables, requirements, and implied terms and conditions related to this quotation for services. All information contained herein is to be considered "Confidential" and subject to the terms and conditions stated in their fully executed Non-Disclosure Agreement.

Heartsoft, Inc.                         SplitSecondServices, Inc.

/s/ Benjamin P. Shell                   /s/ Raymond E. Hartfield
-------------------------               -------------------------
Signature                               Signature

Benjanim P. Shell                       Raymond E. Hartfield
-------------------------               -------------------------
Print Name                              Print Name

President/CEO/Chairman                  President/CEO
-------------------------               -------------------------
Title                                   Title

September 17, 2001                      September 17, 2001
-------------------------               -------------------------
Date                                    Date





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                                TERMS OF PAYMENT

The following terms of payment for the project defined in the Quotation for Services between Heartsoft, Inc. and Raymond E. Hartfield (SplitSecondServices, Inc.) shall be in place for the duration of the project. Should Heartsoft, Inc. not be able to make payments per these terms, at any time during the project, the project will stop at the time of non-payment and all materials/notes/work in progress shall be delivered in its current state to Heartsoft, Inc.

The first payment of $         is due upon commencement of project. The
following estimates are projections of use of proceeds:

Day 1      $      Airfare from Austin to Broken Arrow
Day 2      $      Gordon Matthews - Patent Work
Day 5      $      Ground Transportation/Meals/4 days
Day 5      $      Airfare from Broken Arrow to Austin
Day 10     $      Steve Hardwick work on Technology
Day 15     $      Steve Hardwick travel to Broken Arrow
Day 20     $      Hardwick Expenses in Broken Arrow
Day 20     $      Hardwick fees for services
Day 20     $      Hartfield fees for services
TOTAL through first 30 days: $

On or before the 25th day (October 5, 2001), Heartsoft, Inc. shall make the
second payment to Raymond E. Hartfield in the amount of $      .

Projected use of proceeds:

Day 25     $      Airfare from Austin to Broken Arrow
Day 30     $      Ground Transportation/Meals/5days
Day 30     $      Airfare from Broken Arrow to Austin
Day 35     $      Steve Hardwick work on Roadmap
Day 35     $      Steve Hardwick travel expenses
Day 40     $      Hartfield fees for services



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The final payment in the amount of $       shall be due upon completion of
documentation and presentation modules. Forums with investors and other financial sources will be coordinated and communicated for no additional
expense to Heartsoft, Inc. The final payment of $       may be paid with
$      cash and not more than $      in warrants or stock.

Heartsoft, Inc.                         SplitSecondServices, Inc.

/s/ Benjamin P. Shell                   /s/ Raymond E. Hartfield
-------------------------               -------------------------
Signature                               Signature

Benjamin P. Shell                       Raymond E.Hartfield
-------------------------               -------------------------
Name                                    Name

Chairman & CEO                          President/CEO
-------------------------               -------------------------
Title                                   Title

September 18, 2001                      September 18, 2001
-------------------------               -------------------------
Date                                    Date